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                                                                    Exhibit 99.2

                                   [L-3 LOGO]


Contact:   Cynthia Swain
           Vice President, Corporate Communications
           L-3 Communications
           212-697-1111

Contact:   Morgen-Walke Associates                         For Immediate Release
           Investors: Eric Boyriven
           Media: Evan Goetz
           212-850-5600

              L-3 COMMUNICATIONS ANNOUNCES PRICING OF DEBT OFFERING

NEW YORK, NY, June 25, 2002 - L-3 Communications (NYSE: LLL) announced today that L-3 Communications Corporation, its wholly owned subsidiary, has priced at par an offering of $750.0 million principal amount of 7 5/8% Senior Subordinated Notes due 2012, with interest payable semi-annually in cash. The notes were offered within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, and, outside the United States, only to non-U.S. investors.

As previously announced, the proceeds of this offering will be used to repay indebtedness outstanding under L-3 Communications Corporation's senior subordinated interim loan agreement and to repurchase and/or redeem its outstanding 10 3/8% Senior Subordinated Notes due in 2007.

The securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Headquartered in New York City, L-3 is a leading merchant supplier of Intelligence Surveillance and Reconnaissance (ISR) products, secure communications systems and products, avionics and ocean products, training products, microwave components and telemetry, instrumentation, space and wireless products. Its customers include the Department of Defense, selected U.S. government intelligence agencies, aerospace prime contractors and commercial telecommunications and wireless customers.


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L-3 COMMUNICATIONS ANNOUNCES PRICING OF DEBT OFFERING                     PAGE 2


Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the matters set forth in this news release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company's Safe Harbor Compliance Statement for Forward-looking Statements included in the company's recent filings, including Form 10-K and 10-Q, with the Securities and Exchange Commission.


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